EXHIBIT 10(jj)

[LOGO APPEARS HERE]

Pacific Life Insurance Company	▪ 700 Newport Center Drive	▪ Newport Beach, CA 92660

FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY

We, Pacific Life Insurance Company, agree with you, the Owner,

to pay the benefits of this policy according to its provisions.

Right To Cancel Policy Within 20 Days – You may return this policy within 20 days after you receive it. To do so, deliver or mail it to us or our agent. We will then cancel this policy as of the policy date and refund any premium paid.

Signed at our Home Office, 700 Newport Center Drive, Newport Beach, California 92660

▪ Flexible Premiums Payable to Age 95	SIGNATURE APPEARS HERE	SIGNATURE APPEARS HERE

▪ Adjustable Face Amount	Chairman and Chief Executive Officer	Secretary

▪ Participating

FORM: 92-45

This is not an original contract, but merely evidences the terms and conditions, effective as of 2/9/2005

of the original policy of the same number which has been lost mutilated or accidentally destroyed.

IMPORTANT NOTICE

WE ARE REQUIRED BY STATE LAW TO PROVIDE YOU WITH THE FOLLOWING INFORMATION.

AT PACIFIC LIFE, WE ALWAYS STRIVE TO PROVIDE OUR POLICYOWNERS WITH THE BEST PRODUCTS AND SERVICES. SHOULD YOU HAVE A PROBLEM, YOUR LOCAL AGENT AND AGENCY WILL BE GLAD TO HELP YOU.

HOWEVER, YOU MAY ALSO CONTACT THE CALIFORNIA DEPARTMENT OF INSURANCE IF THE CONTACTS BETWEEN YOU AND OUR COMPANY OR OUR AGENT HAVE FAILED TO PRODUCE A SATISFACTORY SOLUTION TO THE PROBLEM.

PACIFIC LIFE CUSTOMER SERVICE

700 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

(800) 800-7681

OR

CALIFORNIA DEPARTMENT OF INSURANCE

CONSUMER AFFAIRS DIVISION

300 SOUTH SPRING STREET

SOUTH TOWER

LOS ANGELES, CA 90013

CALIFORNIA ONLY (800) 927-HELP

OUTSIDE CALIFORNIA: (213) 736-3582

POLICY SPECIFICATIONS

PREMIUMS:	PLANNED ANNUAL PREMIUM = $31,083.00

INTEREST:	IN ADDITION TO GUARANTEED INTEREST DESCRIBED IN THE INTEREST PROVISION OF THIS POLICY, WE MAY CREDIT EXCESS INTEREST ON THE UNLOANED PORTION OF THE ACCUMULATED VALUE. THIS EXCESS INTEREST WILL BE GUARANTEED FOR THE FIRST POLICY YEAR SUCH THAT, TOGETHER WITH GUARANTEED INTEREST, THE INTEREST RATE ON THE UNLOANED PORTION OF THE ACCUMULATED VALUE WILL BE .506483% PER MONTH WHICH IS EQUIVALENT TO 6.25% ANNUALLY.

DEATH BENEFIT QUALIFICATION TEST:	CASH VALUE ACCUMULATION TEST (THIS ELECTION IS IRREVOCABLE FOR LIFE OF THE CONTRACT.)

OWNER:	LITTON INDUSTRIES INC

BENEFICIARY:	AS STATED ON THE APPLICATION UNLESS SUBSEQUENTLY CHANGED.

This is not an original contract, but merely evidences the terms and conditions, effective as of 2/9/2005 of the original policy of the same number which has been lost mutilated or accidentally destroyed.

BASIC POLICY:	FLEXIBLE PREMIUM ADJUSTABLE LIFE

POLICY NUMBER:	1A23867640	INSURED’S NAME: RONALD D SUGAR

FIRST YEAR TOTAL COVERAGE:	$2,406,083.00	RISK CLASSIFICATION: MALE NONSMOKER

POLICY DATE:	JUN 01, 2000	AGE ON POLICY DATE: 52

MATURITY DATE:	JUN 01, 2043	NOTE: THIS POLICY MAY NOT REMAIN IN FORCE TO THE INDICATED MATURITY DATE IF THE PAYMENTS ARE INSUFFICIENT TO MAINTAIN THE CASH VALUE UNTIL THAT DATE.
MONTHLY PAYMENT DATE IS THE 1ST DAY OF THE MONTH.

POLICY NUMBER: 1A2386764-0

POLICY SPECIFICATIONS

SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

92-45:	BASIC COVERAGE GUARANTEED ISSUE
FACE AMOUNT:	$481,217.00 INITIAL SURRENDER CHARGE : $2,011.49
RISK CLASSIFICATION:	MALE NONSMOKER

SEE POLICY PAGE 10 FOR ADDITIONAL DETAILS REGARDING THE SURRENDER CHARGE.

ADMINISTRATIVE CHARGE:	$6.00 PER MONTH

INSURANCE CHARGE:	AN AMOUNT PER $1000 OF FACE AMOUNT WILL BE DEDUCTED FROM THE ACCUMULATED VALUE EACH MONTH FOR THE FIRST 60 POLICY MONTHS ACCORDING TO THE FOLLOWING SCHEDULE:

	POLICY MONTH	AMOUNT PER $1,000 OF FACE
	1 – 15	$0.38
	16 – 30	$0.64
	31 – 45	$0.90
	46 – 60	$1.16

R90-APB2:	ADDED PROTECTION BENEFIT GUARANTEED ISSUE

	TARGET AMOUNT:	$1,924,866.00 VARYING SEE ATTACHED SCHEDULE

	AGE AT ISSUE:	52

	RISK CLASSIFICATION:	MALE NONSMOKER

	COVERAGE CEASE DATE:	JUN 01, 2043

PERSON COVERED: RONALD D SUGAR

R86-E1: EXCHANGE OF INSURED RIDER

POLICY NUMBER: 1A2386764-0

POLICY SPECIFICATIONS (CONT’D)

SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

ADDED PROTECTION BENEFIT

VARYING SCHEDULE

AGE AT ISSUE: 52

RISK CLASSIFICATION: MALE            NONSMOKER

COVERAGE CEASE DATE: JUN 1, 2043

PERSON COVERED: RONALD D SUGAR

ATTAINED AGE	TARGET AMOUNT	ATTAINED AGE	TARGET AMOUNT
52	$1,924,866.00	90	$47,862.00
53	$2,075,949.00	91	$47,862.00
54	$2,233,032.00	92	$47,862.00
55	$2,397,115.00	93	$47,862.00
56	$2,567,198.00	94	$47,862.00
57	$2,744,281.00
58	$2,928,364.00
59	$3,120,447.00
60	$3,319,530.00
61	$3,528,613.00
62	$3,745,696.00
63	$3,971,779.00
64	$4,208,863.00
65	$1,025,862.00
66	$1,025,862.00
67	$1,025,862.00
68	$1,025,862.00
69	$1,025,862.00
70	$47,862.00
71	$47,862.00
72	$47,862.00
73	$47,862.00
74	$47,862.00
75	$47,862.00
76	$47,862.00
77	$47,862.00
78	$47,862.00
79	$47,862.00
80	$47,862.00
81	$47,862.00
82	$47,862.00
83	$47,862.00
84	$47,862.00
85	$47,862.00
86	$47,862.00
87	$47,862.00
88	$47,862.00
89	$47,862.00

POLICY NUMBER: 1A2386764-0

POLICY SPECIFICATIONS

TABLE OF COST OF INSURANCE RATES

GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1.00 APPLICABLE TO BASIC POLICY COVERING THE INSURED.

AGE	MONTHLY CHARGE	AGE	MONTHLY CHARGE
52	0.00066576
53	0.00072874
54	0.00080017
55	0.00087671
56	0.00096005
57	0.00104684
58	0.00113961
59	0.00123924
60	0.00134997
61	0.00147355
62	0.00161340
63	0.00177217
64	0.00194909
65	0.00214342
66	0.00235099
67	0.00257276
68	0.00280882
69	0.00306532
70	0.00335367
71	0.00368198
72	0.00406029
73	0.00449620
74	0.00498351
75	0.00551331
76	0.00607652
77	0.00666569
78	0.00727588
79	0.00792387
80	0.00863520
81	0.00943077
82	0.01033895
83	0.01137349
84	0.01251384
85	0.01373772
86	0.01502184
87	0.01635661
88	0.01773798
89	0.01917198
90	0.02067765
91	0.02228714
92	0.02406346
93	0.02611992
94	0.02881299

POLICY NUMBER: 1A2386764-0

POLICY SPECIFICATIONS

TABLE OF COST OF INSURANCE RATES

GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1.00 APPLICABLE TO THE ADDED PROTECTION BENEFIT COVERING RONALD D SUGAR

AGE	MONTHLY CHARGE	AGE	MONTHLY CHARGE
52	0.00066576
53	0.00072874
54	0.00080017
55	0.00087671
56	0.00096005
57	0.00104684
58	0.00113961
59	0.00123924
60	0.00134997
61	0.00147355
62	0.00161340
63	0.00177217
64	0.00194909
65	0.00214342
66	0.00235099
67	0.00257276
68	0.00280882
69	0.00306532
70	0.00335367
71	0.00368198
72	0.00406029
73	0.00449620
74	0.00498351
75	0.00551331
76	0.00607652
77	0.00666569
78	0.00727588
79	0.00792387
80	0.00863520
81	0.00943077
82	0.01033895
83	0.01137349
84	0.01251384
85	0.01373772
86	0.01502184
87	0.01635661
88	0.01773798
89	0.01917198
90	0.02067765
91	0.02228714
92	0.02406346
93	0.02611992
94	0.02881299

Company or PL or we or us refers to Pacific Life Insurance Company.

Monthly payment date is the day each month on which Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges, and Benefit Charges, if any, are deducted from the Accumulated Value. This day is shown on page 3. The first monthly payment date is the Policy Date.

Home Office means the Company’s office located at 700 Newport Center Drive, Newport Beach, California 92660.

You, your or owner refers to the owner of this policy.

Policy Date is shown on page 3. Policy months, years and anniversaries are measured from this date.

Age means age nearest birthday as of the policy date, increased by the number of complete policy years elapsed. With respect to any increases in face amount, riders, or other policy benefits which have an effective date not falling on a policy date anniversary, “age” means age nearest birthday as of the effective date increased by the number of complete years elapsed since the effective date.

Evidence of Insurability is information, including medical information, satisfactory to the Company that is used to determine the insured’s class of risk.

Debt means all unpaid policy loans plus accrued interest on such loans.

Written request is a request in writing satisfactory to PL and filed at its Home Office.

Maturity date is the policy anniversary nearest the insured’s 95th birthday.

Premiums

Premiums – This policy will not be inforce until the first premium is paid. No premium may be less than $25. Premiums may be paid at any time prior to the maturity date while this policy is in force either at the Home Office of the Company or to an agent of the Company, subject to the premium limitations and the Reinstatement provision shown below. On written request we will give you a premium receipt signed by a Company officer.

We reserve the right to require evidence of insurability, satisfactory to us, for any premium payment that would result in an immediate increase in the difference between the death benefit and the Accumulated Value. If satisfactory evidence of insurability is not provided before such premium is paid, we reserve the right to refund the premium.

Premium Limitation – This section applies only to policies where the Guideline Premium Test has been elected as the Death Benefit Qualification method. In order for this policy to be treated as life insurance under the Internal Revenue Code, the sum of the premiums paid less any dividends paid in cash and less any partial withdrawals may not exceed the greater of:

▪	the Guideline Single Premium; or

▪	the sum of the Guideline Level Premiums to the date of payment.

The amounts of the Guideline Premiums are shown in the Policy Specifications pages. The Guideline Premiums will change whenever there is a change in the face amount of insurance or in other policy benefits. Such change will be shown in the supplemental schedule of coverage. This premium limitation does not apply to payment of a premium necessary to prevent lapse of the policy.

The Guideline Premiums are determined according to the rules applicable to this policy set forth in the Internal Revenue Code. The Guideline Premiums will be adjusted to conform to any changes in the Internal Revenue Code.

In the event that a premium payment would exceed these limits, the Company reserves the right to refund the excess payment with interest to the owner.

Grace Period and Lapse – The Company will determine on each monthly payment date if a premium payment will be necessary as of the next monthly payment date to keep the policy in force. A premium will be due on the next monthly payment date if, at that time, the Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges, Benefit Charges and loan interest accrued to the end of the next month are greater than the Accumulated Value less debt.

At such time as we determine that a premium is due, a notice will be sent to your last known address and to the last known address of any assignee. The notice will state the due date and the amount of premium required to keep the policy in force. If this premium is not paid by its due date, the policy will be in default. The premium may be paid during a grace period of 61 days beginning on the premium due date. The policy will remain in force during this grace period. A lapse occurs if the amount shown in the notice remains unpaid at the end of the grace period. Upon lapse, the policy terminates and no coverage is in force. We will send you written notice of lapse at your last known address at least 30 days prior to termination of coverage.

Reinstatement – If it has not been surrendered, this policy may be reinstated not more than five years after the date of premium default. To reinstate the policy you must provide us with:

▪	evidence of insurability satisfactory to us; and

▪	payment of a premium sufficient to continue the policy in force for the two-month period following the next monthly payment date.

You may pay or reinstate any debt outstanding on the date of default. Any loan paid or reinstated will cause an increase in Accumulated Value of an equal amount to also be reinstated. The reinstatement will become effective at such time as the two conditions have been met.

Policy Benefits

Death Proceeds – When we receive proof that the insured’s death occurred while this policy was in force, we will pay the death benefit under either the Cash Value Accumulation Test or the Guideline Premium Test as elected by you and shown in the Policy Specifications pages. These tests are described below. Any debt, Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges and Benefit Charges due and unpaid through the policy month in which the insured dies will be deducted from the death proceeds. We will also pay interest on the resulting amount from the date of death to the date of payment at a rate not less than the guaranteed rate or the legal rate required by the state in which this policy is issued, if higher.

Death Benefit Qualification

The owner elects the method for Death Benefit Qualification in the application. Once elected, this method may not be changed for the life of the contract. The owner must choose one of the following methods:

1.	Cash Value Accumulation Test – The death benefit will be the greater of the face amount or the amount required for this policy to be deemed life insurance according to the Internal Revenue Code. Such required amount will be determined based on the Accumulated Value (defined on Page 8) and the Cash Value Accumulation Test defined in the Internal Revenue Code Section 7702(b). We reserve the right to amend this policy to comply with future regulations or changes in the Internal Revenue Code. We will provide you with a copy of any such amendment.

2.	Guideline Premium Test – The death benefit will be determined as described below under the Guideline Premium Test Death Benefit Options and the Guideline Minimum Death Benefit provisions.

Guideline Premium Test Death Benefit Options There are two Death Benefit Options available. The owner elects Option A or Option B in the application. If no option is elected, Option A is the automatic option.

Option A – The death benefit is the greater of:

▪	the face amount; or

▪	the Guideline Minimum Death Benefit.

Option B – The death benefit is the greater of:

▪	the face amount plus the Accumulated Value on the date of death; or

▪	the Guideline Minimum Death Benefit.

The Death Benefit Option may be changed on written request. After any such change, the face amount will be that amount which results in the death benefit after the change being equal to the death benefit before the change. The Death Benefit Option may not be changed more than once in any policy year.

Guideline Minimum Death Benefit – The Guideline Minimum Death Benefit is the product of the Accumulated Value and the Death Benefit Factor shown below for the then current age of the insured:

Age	Factor	Age	Factor
0-40	2.50	60	1.30
41	2.43	61	1.28
42	2.36	62	1.26
43	2.29	63	1.24
44	2.22	64	1.22
45	2.15	65	1.20
46	2.09	66	1.19
47	2.03	67	1.18
48	1.97	68	1.17
49	1.91	69	1.16
50	1.85	70	1.15
51	1.78	71	1.13
52	1.71	72	1.11
53	1.64	73	1.09
54	1.57	74	1.07
55	1.50	75-90	1.05
56	1.46	91	1.04
57	1.42	92	1.03
58	1.38	93	1.02
59	1.34	94	1.01

Benefit Change Provision – Subject to PL’s approval, the owner may change the face amount of insurance if such request is made:

▪	during the lifetime of the insured;

▪	after the first policy year if the change is an increase;

▪	after the fifth policy year following the later of the policy date or the most recent increase in face amount, if the change is a decrease;

▪	no more often than once in any policy year; and

▪	on written request while this policy is in force.

Increase – The following must occur before the effective date of any increase in the face amount:

▪	evidence of insurability satisfactory to us must be provided to the Company;

▪	consent of the insured, if the owner is not the insured.

The effective date of the increased face amount will be the first monthly payment date on or following the date all the conditions are met. A supplemental schedule of coverage will be issued. This schedule will include the following information for the additional face amount of insurance:

▪	the effective date of the increased face amount;

▪	the amount of the increase in the face amount;

▪	the class of risk;

▪	the monthly Insurance Charge;

▪	the surrender charge; and

▪	the new Guideline Premiums.

▪	An increase in the face amount will be allowed only if it results in a death benefit increase of at least $10,000.

An administrative charge of $100 will be deducted from the Accumulated Value on the effective date of the increase.

Decrease – A request to decrease the face amount will be effective on the monthly payment date following the date of the written request. Existing insurance will be decreased or eliminated in the following order:

▪	first, the most recent increase;

▪	second, the next most recent increases successively; and

▪	finally, the original face amount.

A supplemental schedule of coverage will be issued. This schedule will include the following information:

▪	the effective date of the decrease in the face amount;

▪	the amount of the decrease in the face amount and the benefit remaining in force; and

▪	the new Guideline Premiums.

The face amount of this policy may not be reduced to less than $10,000. Any decrease in the face amount must result in a death benefit decrease of not less than $10,000.

A decrease in the face amount will not be allowed if such decrease causes the Guideline Level Premium to become negative.

Accumulated Value

Accumulated Value – The Accumulated Value on the policy date is 90.25% of the first premium minus the Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges, and Benefit Charges, if any, for the first policy month.

The Accumulated Value on each subsequent monthly payment date is:

▪	the Accumulated Value on the last monthly payment date increased by one month’s interest on such amount;

▪	plus, not less than 90.25% of any premiums paid since the last monthly payment date increased by interest on such amount from the date the payment was received at the Home Office;

▪	plus any Dividend credited;

▪	minus any Mortality Charges;

▪	minus any Administrative Charges;

▪	minus any Insurance Charges;

▪	minus any Rider Charges;

▪	minus any Benefit Charges; and

▪	minus the amount of any Partial Withdrawal since the last monthly payment date and interest on such amount from the date of withdrawal.

During any policy month the Accumulated Value is:

▪	the Accumulated Value on the last monthly payment date increased by interest on such amount from such date;

▪	plus, not less than 90.25% of any premiums paid since the last monthly payment date increased by interest on such amount from the date the payment was received at the Home Office;

▪	minus the amount of any Partial Withdrawal since the last monthly payment date and interest on such amount from the date of withdrawal.

Interest – We will credit interest on the Accumulated Value at a rate not less than the Guaranteed Interest rate of .327374% per month, compounded monthly. This is equivalent to 4% annually. In addition, we may credit excess interest to the portion of the Accumulated Value in excess of existing debt.

This policy will be eligible for additional interest at the end of each of the tenth and twentieth policy years if the policy is then in force. At each time of eligibility, the Accumulated Value will be recalculated by increasing the monthly rates of interest credited to the unloaned portion of the Accumulated Value for each month from the Policy Date to the time of eligibility by the smaller of (1) or (2), where:

▪	(1) is 0.25 multiplied by the monthly rate of interest credited to the unloaned portion of the Accumulated Value in excess of the Guaranteed Interest Rate of .327374%; and

▪	(2) is .041571%, which is the monthly equivalent of 0.5% annually.

We will not recompute the Dividends, Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges, or Benefit Charges when we recalculate the Accumulated Value. The additional interest credit resulting from the recalculation will be added to the Accumulated Value at the time of eligibility. The eligibility for, and crediting of, additional interest will not be affected by lapse, if followed by reinstatement.

Mortality Charges – Beginning on the policy date and monthly thereafter, there will be a deduction from the Accumulated Value equal to the sum of the Mortality Charges applicable to the following:

▪	the initial face amount; plus

▪	each increase in the face amount.

The monthly Mortality Charge for the death benefit payable under this policy is (1) multiplied by the result of (2) minus (3), where:

▪	(1) is the applicable monthly Cost of Insurance Rate;

▪	(2) is the death benefit at the beginning of the policy month divided by 1.00327374; and

▪	(3) is the Accumulated Value at the beginning of the policy month before deduction of Mortality Charges.

If the Cash Value Accumulation Test or Guideline Premium Test Death Benefit Option A is elected and there have been increases in the face amount, then, for purposes of calculating the Mortality Charges, the Accumulated

Value will be first considered applicable to the initial face amount. If the Accumulated Value exceeds the initial face amount, the excess will then be considered applicable to any additional face amount resulting from increases in the order of the increases.

The Mortality Charges will be adjusted for any decreases in the face amount according to the Benefit Change Provision.

Cost of Insurance Rates – The Cost of Insurance Rates are based on the insured’s attained age and risk classification, and the policy duration. The nonguaranteed monthly Cost of Insurance Rates will be determined by the Company. These rates will not exceed the Guaranteed Maximum Monthly Cost of Insurance Rates shown in the Policy Specifications pages. Any change in the Cost of Insurance Rates will apply uniformly for all insureds of the same risk classification on this policy form.

We will use the initial risk classification and the duration measured from the policy date: (i) for the initial face amount if the Cash Value Accumulation Test or Guideline Premium Test Death Benefit. Option A is elected; or (ii) for the initial face amount plus the Accumulated Value if Guideline Premium Test Death Benefit Option B is elected. For each increase in face amount, we will use the risk classification and the duration applicable to the increase.

If the death benefit: (i) equals the Guideline Minimum Death Benefit under the Guideline Premium Test; or (ii) is greater than the face amount under the Cash Value Accumulation Test, then any increase in Accumulated Value will cause an automatic increase in the death benefit. The risk classification and duration for such increase will be the same as that used for the most recent increase in the face amount.

Administrative Charges – There will be an Administrative Charge withdrawn from the Accumulated Value on each monthly payment date. The amount of this charge is shown in the Policy Specifications pages. There will also be an Administrative Charge of $100 withdrawn from the Accumulated Value on the effective date for any increase in the face amount and $25 for any Partial Withdrawal of Cash Surrender Value.

Insurance Charges – There are separate Insurance Charges for the original face amount and each increase in the face amount. These charges are withdrawn monthly from the Accumulated Value, for a period of 60 policy months starting on the Policy Date or the effective date of any increase in the face amount as applicable. Insurance Charges per $1,000 of initial face amount are shown in the Policy Specifications pages. Insurance Charges for any increase in the face amount are based on the insured’s attained age on the effective date of the increase.

Dividends

Participating – At the end of the first and each following year, we will determine your dividend, if any.

If there would have been a dividend payable at the end of the policy year in which the insured dies, we will pay part of that dividend to the beneficiary. The dividend will be for that part of the policy year during which the insured lived.

Dividend Options – You may choose one of the following options:

▪	(1) Cash. Dividends will be paid in cash; or

▪	(2) Increased Accumulated Value. Dividends will be added to the policy’s Accumulated Value on the date of the dividend payment. The Accumulated Value will increase by exactly the amount of the dividend.

You may choose a dividend option within 31 days after a dividend is credited. If you do not choose an option, Option (2) will be in effect until such time as you request a different option. Any option you choose will remain in effect until you change it.

Maturity, Surrender and Partial Withdrawal

Maturity – If the insured is living on the maturity date, this policy will then terminate. We will pay to you the Cash Surrender Value as a final settlement.

Surrender – Upon written request while the insured is living you may surrender this policy for its Cash Surrender Value. The policy will terminate on the date of the request.

Cash Surrender Value – The Cash Surrender Value is the Accumulated Value less the sum of any debt and the applicable surrender charge.

Partial Withdrawal – Upon written request and after the first policy year while the insured is living, you may withdraw a portion of the Cash Surrender Value of this policy. A maximum of one withdrawal may be made in each policy year. The amount of each Partial Withdrawal must be not less than $500 and the Cash Surrender Value remaining after the withdrawal must be at least $500. The Accumulated Value will be reduced by the amount of the Partial Withdrawal plus an administrative charge of $25.

A Partial Withdrawal may cause a decrease in the face amount under the Cash Value Accumulation Test or under Guideline Premium Test Death Benefit Option A. During the first 15 policy years, the face amount will be reduced only to the extent that the amount withdrawn exceeds the lesser of $10,000 or 10% of the Cash Surrender Value. After the 15th anniversary, there will be a decrease in the face amount equal to the Partial Withdrawal amount.

Any decrease in the face amount resulting from a Partial Withdrawal will be subject to the Benefit Change provision of this policy.

Surrender Charge – There is a separate Surrender Charge for the original face amount and each increase in the face amount. Surrender Charges begin on the policy date and on the effective date of each increase in the face amount, and reduce each month thereafter by 9.09% until the 12th month. The Surrender Charge for the original face amount is shown on page 4. Surrender Charges for any increase in the face amount are based on the insured’s attained age on the effective date of the increase.

General – The Company may postpone payment of the Cash Surrender Value for up to six months from the date you apply for it. If payment is postponed for 30 days or more, the Cash Surrender Value will earn interest during the period of postponement at a rate not less than 4% per year. However, we will not postpone payment of the Cash Surrender Value if it is used to pay a premium on any other policy you own that is issued by the Company and is then in force.

You may receive the Cash Surrender Value in a lump sum or you may apply it to purchase income benefits.

If a surrender request is received within 30 days after a policy anniversary, the Surrender Value will not be less than the Cash Surrender Value on such anniversary minus any loans or partial withdrawals made after the anniversary.

Benefits – Maturity, surrender or withdrawal benefits may be used to buy a monthly income for the lifetime of the insured. Death benefits may be used to buy a monthly income for the lifetime of the beneficiary. Payments are guaranteed for ten years. If the beneficiary dies before the end of the ten-year period, payments will continue to the end of the ten-year period to a person designated by the beneficiary.

The purchase rates for the monthly income will be set periodically by the Company. However, the income bought by each $1,000 will always be at least as large as that shown below:

Age	Monthly Income	Age	Monthly Income
30	$3.76	54	$4.73
32	3.81	56	4.87
34	3.86	58	5.04
36	3.91	60	5.22
38	3.97	62	5.42
40	4.03	64	5.65
42	4.10	66	5.91
44	4.18	68	6.19
46	4.27	70	6.50
48	4.37	72	6.85
50	4.48	74	7.22
52	4.59	75	7.41

Monthly income amounts for ages not shown are halfway between the two amounts for the nearest two ages which are shown.

Guaranteed amounts for ages under 30 are the same as those for age 30; guaranteed amounts for ages over 75 are the same as those for age 75. Amounts shown are based on the 1983 Table a with interest at 4% annually.

This benefit is not available if the income would be less than $100 a month. We may require evidence of survival for incomes which last more than ten years. Optional forms of monthly income benefits are available upon request.

Policy Loans

Policy Loans – Loans may be obtained upon written request to the Company on the sole security of this policy.

When Available – Loans are available only if the policy has a loan value available. PL may delay granting a loan for up to six months from the date of the request unless the loan is used to pay a premium on any other policy you own that is issued by the Company and is then in force.

Amount Available – A loan may be for any amount up to the loan value. The loan value is the Cash Surrender Value reduced by the following amounts:

▪	loan interest accrued to the next policy anniversary; and

▪	Mortality Charges, Administrative Charges, Insurance Charges, Rider Charges and Benefit Charges, if any, for not more than 12 months following the loan date.

Loan Interest – Interest is payable in arrears at the annual rate of:

▪	(i) 5.00% for policy years one through ten;

▪	(ii) 4.50% for policy years eleven through twenty; and

▪	(iii) 4.25% for policy years twenty-one and after.

Interest not paid when due will be added to the loan principal and bear interest at the same rate of interest.

Repayment – Loans may be repaid at any time prior to the lapse of this policy.

All funds received will be credited to this policy as a premium unless clearly marked as a loan repayment.

Termination – If the debt exceeds the Accumulated Value less the Surrender Charge of this policy, the policy will terminate with no value unless the excess debt is repaid before the end of the Grace period. We will give you and any assignee on record at our Home Office at least 30 days written notice before we terminate the policy.

Owner and Beneficiary

Owner – The owner of this policy is as shown on page 3 or in a later written change. If there are two or more owners, they will own this contract as joint tenants with right of survivorship unless otherwise stated.

Assignment – This policy may be assigned upon written request. An assignment will take place only when recorded at our Home Office. When recorded, the assignment will take effect as of the date the written request was signed. Any rights created by the assignment will be subject to any payments made or actions taken by PL before the change is recorded. PL will not be responsible for the validity of any assignment.

Beneficiary – The beneficiary is named by you in the application to receive the death proceeds. The interest of any beneficiary will be subject to any assignment.

A change of beneficiary may be made upon written request on forms provided by PL while the insured is living. The change will take place as of the date the request is signed. Any rights created by the change will be subject to any payments made or actions taken by PL before the written request is received.

The interest of a beneficiary who does not survive to receive payment will pass to the surviving beneficiaries in proportion to their share in the proceeds unless otherwise provided. If no beneficiaries survive to receive payment, the death proceeds will pass to the owner, or the owner’s estate if the owner does not survive to receive payment.

General Provisions

Entire Contract – This policy is a contract between the Owner and PL. This policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the policy and any endorsements, riders or benefits are the entire contract. No statement will be used in defense of a claim unless such statement is contained in the application(s).

All statements contained in the application(s) shall, in the absence of fraud, be deemed representations and not warranties.

Only an authorized officer of PL is permitted to change this contract or waive any of its terms. The change must be made in writing.

Annual Report – An annual report will be mailed to you at your last known address. This report will show the following information as of the policy anniversary:

▪	the Accumulated Value;

▪	the Cash Surrender Value;

▪	premiums paid and charges made during the policy year;

▪	any dividend earned during the policy year;

▪	interest earned during the policy year;

▪	existing debt;

▪	changes in the Guideline Premiums; and

▪	any information required by law.

Illustrative Report – An Illustrative Report will be sent to you upon request. This report will show a projection of the future policy value as of the date of the report. Any information required by law will be included. We will charge you a reasonable fee for providing the report, but not more than $25.

Incontestability – Except for failure to pay premiums, this policy cannot be contested by the Company after the expiration of the following time periods:

▪	the initial face amount cannot be contested after the policy has been in force during the insured’s lifetime for two years from the policy date; and

▪	an increase in the face amount cannot be contested after the increased amount has been in force during the insured’s lifetime for two years from its effective date.

If this policy has been reinstated, it cannot be contested after it has been in force during the insured’s lifetime for two years from the date of reinstatement.

Suicide Exclusion – If the insured dies by suicide, while sane or insane, within two years of the policy date, no death benefit will be paid. Instead, we will return the sum of the premiums paid, less the sum of any debt, any dividends paid in cash, and any Partial Withdrawal amounts. If the insured dies by suicide, while sane or insane, within two years of the effective date of any increase in the face amount, no death benefit will be paid with respect to that increase. Instead, we will refund the Mortality Charges made with respect to that increase.

Misstatement of Age or Sex – If there is a misstatement of age or sex in the application, the amount of the death benefit shall be that which would be purchased by the most recent Mortality Charge for the correct age and sex.

For all policy years after the policy year in which the misstatement is discovered, the Accumulated Value will be calculated using Mortality Charges based on the correct age and sex. The Accumulated Value for the year in which the misstatement is discovered will not be recalculated. Surrender Charges will not be recalculated.

Juvenile Risk Classification – If an insured’s age on the policy date is less than 20, you will be notified at the last known address at least 60 days prior to attainment of age 20 of the option to apply for “Nonsmoker” risk status. This option must be requested in writing and accompanied by satisfactory evidence of nonsmoking.

Basis of Values – A detailed statement showing how values are determined has been filed with the state insurance department. All values are not less than the minimums required by the law in the state in which this policy is delivered and the Standard Nonforfeiture Law. All Guaranteed Values and the Guaranteed Maximum Monthly Cost of Insurance Rates are based on the 1980 CSO Mortality Table (ANB) and interest at the rate of 4% per year. For policies that are issued on a unisex basis, the 1980 CSO Table B applies. For both sex distinct and unisex issues, the Guaranteed Monthly Cost of Insurance Rates are the same for nonsmoker and smoker classifications.

Index

Page
Accumulated Value	8
Administrative Charges	3,10
Age	3,6
Annual Report	12
Assignment	12
Basis of Values	13
Beneficiary	3,12
Benefit Change Provision	8
Cash Surrender Value	10
Cost of Insurance Rates	9
Death Benefit Options	7
Death Benefit Qualification	7
Death Proceeds	7
Definitions	6
Dividends	10
Entire Contract	12
Face Amount	3
General	11
Grace Period	6
Guideline Minimum Death Benefit	7
Illustrative Report	12
Income Benefits	11
Incontestability	12
Insurance Charges	4,10
Interest	3,9
Juvenile Risk Classification	13
Lapse	6
Loan Interest	11
Maturity	10
Misstatement	12
Mortality Charges	9
Owner	3,11
Partial Withdrawal	10
Policy Benefits	7
Policy Date	3,6
Policy Loans	11
Policy Specifications	3,4,5
Premiums	3,6
Premium Limitation	6
Reinstatement	7
Repayment	11
Suicide Exclusion	12
Surrender	10
Surrender Charge	10
Termination	11

Exchange of Insured Rider

Benefit – You may exchange the named insured on this policy for a new insured, subject to this rider’s terms.

Exchange Conditions – Exercise of this exchange will be subject to the following conditions:

▪	the new insured must submit evidence of insurability satisfactory to us;

▪	you must make written application for the exchange, return this policy for reissue and pay any costs or charges as determined by us.

Exchange Date – The exchange date is the first monthly payment date on or after the date the exchange conditions are met.

Coverage on New Insured – Coverage on the new insured will become effective on the exchange date. Coverage on the current insured will terminate on the day before the exchange date.

This policy’s policy date will not be changed unless the new insured was born after the policy date. In that case, the new policy date will be the anniversary of this policy next following the birthdate of the new insured.

The cost of insurance rates for the new insured will be those applicable for the new insured’s attained age and risk classification. Riders on the new insured will be added only with our consent and subject to our requirements.

The face amount will not be affected by the exchange. If a different face amount is desired on the new insured, the Increase or Decrease provision of the policy can be exercised.

Suicide Exclusion – If the new insured dies by suicide, while sane or insane, within two years of the exchange date, no death benefit will be paid. Instead, we will return the cash value as of the exchange date, plus the sum of the premiums paid since the exchange date, less the sum of any debt, partial withdrawal amounts, and any dividends paid in cash.

Incontestability – Except for failure to pay premiums, this policy cannot be contested after it has been in force during the new insured’s lifetime for two years from the exchange date.

Effective Date – This rider is effective on the policy date unless otherwise stated hereon. This rider will terminate:

▪	on termination or lapse of this policy; or

▪	if the option provided by this rider is exercised.

General Conditions – Any indebtedness or assignment outstanding against this policy will not be affected by the exchange. This rider is a part of the policy to which it is attached. All terms of this policy which do not conflict with the rider’s terms apply to this rider.

Pacific Life Insurance Company

[SIGNATURE APPEARS HERE]	[SIGNATURE APPEARS HERE]
Chairman and Chief Executive Officer	Secretary

ADDED PROTECTION BENEFIT

Covered Person – As used in this benefit, “Covered Person” means any of the individuals covered under this benefit on the Policy Date. Covered Persons may be deleted from or, with evidence of insurability, added to this benefit. When this occurs, we will send you revised Policy Specifications pages.

Coverage – When we receive proof that a Covered Person’s death occurred while this benefit was in force, we will pay the Coverage Amount in effect, if any, on that Covered Person under this benefit on the date of that Covered Person’s death.

Coverage Amount – The Coverage Amount on any Covered Person provided by this benefit in any policy year is equal to the greater of zero or the result of (1) minus (2) shown below where the Covered Person is also the insured in the base policy, and is otherwise equal to (1) below.

(1)	is the Target Amount you specified in the application for that Covered Person and for that policy year. This Target Amount is also shown separately for each Covered Person in the Policy Specifications pages; such amount may be level or varying by policy year.

Subject to our approval, you may change the Target Amount for any Covered Person and for any policy year, if you request such change in writing during the lifetime of the Covered Person. Such change requests may be made not more than once per policy year. You must provide evidence of insurability satisfactory to us before any request for an increase in Target Amount becomes effective. An administrative charge of $100 will be deducted from the base policy Accumulated Value on the effective date of any increase in Target Amount. Any decrease in Target Amount which you request for any policy year may require associated decreases in Target Amounts for future policy years. You will be informed of such associated future decreases, and your consent will be obtained before your requested decrease becomes effective. Any decrease will first be applied against the most recent increase, if any, and then against successively earlier increases, if any, and finally against the original Target Amounts.

(2)	is any increase in the base policy death benefit payable in that policy year which results from either the Guideline Premium Test or the Cash Value Accumulation Test defined in the Internal Revenue Code. The applicable test is described in the base policy.

Mortality Charges – The Mortality Charges for this benefit are calculated separately for each Covered Person. The Mortality Charge for any Covered Person in any policy year is equal to the product of the applicable monthly Cost of Insurance Rate times the Coverage Amount divided by the sum of one plus the monthly Guaranteed Interest Rate shown in the base policy. The Cost of Insurance Rates vary by age, duration, and risk classification and are subject to change by us at any time, but will not exceed the Guaranteed Maximum Monthly Cost of Insurance Rates for this benefit shown in the Policy Specifications pages. Any such change will be made without regard to any change in health of any Covered Person.

Conversion – While this benefit is in force, the Coverage Amount under this benefit on any Covered Person may be converted at your request, without evidence of insurability, to a new policy on that Covered Person’s life at any time before that Covered Person is age 65. This benefit may be converted during the first two years it is in force regardless of that Covered Person’s age. The Coverage Amount on that Covered Person under this benefit will be cancelled on the new policy’s Policy Date. The new policy’s Policy Date and the conversion date will be the monthly payment date which next follows the date of our receipt of your written request for conversion.

The amount of insurance under the new policy may not exceed the lesser, of the Coverage Amount provided under this benefit on that Covered Person on the conversion date, or the smallest Target Amount for that Covered Person for the five-year period following the new policy’s Policy Date. If the Target Amount you specified for that Covered Person is level for all policy years, then the smallest Target Amount shall mean the level Target Amount. A lesser amount may be selected as long as it is not less than our regular minimum limit at the time of conversion.

The new policy may be on any life insurance plan, other than term insurance, that we regularly issue at the time of conversion. It will be issued in the same risk classification and contain the same restrictions, if any, as this benefit. It will be issued at our published rates which apply at that Covered Person’s age on the new policy’s Policy Date.

Additional benefits or riders will not be included in the new policy without our consent at the time of conversion.

Effective Date – This benefit is effective on the Policy Date unless otherwise stated.

Termination – This benefit will terminate on the earliest of:

▪	your written request; or

▪	lapse of this policy; or

▪	conversion of the entire Coverage Amount; or

▪	termination of this policy.

General Conditions – This benefit is part of the policy to which it is attached. As applied to this benefit, the periods stated in this policy’s Incontestability and Suicide provisions will start with this benefit’s effective date. All terms of this policy which do not conflict with this benefit’s terms apply to this benefit.

Pacific Life Insurance Company

[SIGNATURE APPEARS HERE]	[SIGNATURE APPEARS HERE]
Chairman and Chief Executive Officer	Secretary

CALIFORNIA LIFE and HEALTH INSURANCE GUARANTEE ASSOCIATION ACT

SUMMARY DOCUMENT AND DISCLAIMER

Residents of California who purchase life insurance, and annuities should know that the insurance companies licensed in this state to write these types of insurance are members of the California Life Insurance Guarantee Association (“CLHIGA”). The purpose of this association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the Guarantee Association will assess its other member insurance companies for the money to pay the claims of insured persons who live in this state and, in some cases, to keep coverage in force. The valuable extra protection through the Association is not unlimited, as noted in the box below, and is not a substitute for consumers’ care in selecting insurers.

The California Life and Health Insurance Guarantee Association may not provide coverage for this policy. If coverage is provided, it may be subject to substantial limitations or exclusions, and require continued residency in California. You should not rely on coverage by the California Life Insurance Guarantee Association in selecting an insurance company or in selecting an insurance policy.

Coverage is NOT provided for your policy or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk, such as a variable contract sold by prospectus.

Insurance companies or their agents are required by law to give or send you this notice. However, insurance companies and their agents are prohibited by law from using the existence of the guarantee association to induce you to purchase any kind of insurance policy.

Policyholders with additional questions should first contact their insurer or agent or may then contact:

California Life and Health Insurance Guarantee Association

P.O. Box 17319

Beverly Hills, California 90209-3319

or

Consumer Service Division

California Department of Insurance

300 South Spring Street

Los Angeles, California 90013

Below is a brief summary of this law’s coverages, exclusions and limits. This summary does not cover all provisions of the law; nor does it in any way change anyone’s rights or obligations under the act or the rights or obligations of the Association.

COVERAGE

Generally, individuals will be protected by the California Life and Health Insurance Guarantee Association if they live in this state and hold a life insurance contract, or an annuity, or if they are insured under a group insurance contract issued by a member insurer. The beneficiaries, payees or assignees of insured persons are protected as well, even if they live in another state.

EXCLUSIONS FROM COVERAGE

However, persons holding such policies are not protected by this Guarantee Association if:

▪	their insurer was not authorized to do business in this state when it issued the policy or contract;

▪	their policy was issued by a health care service plan (HMO, Blue Cross, Blue Shield), charitable organization, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company, an insurance exchange, or a grants and annuities society;

▪	they are eligible for protection under the laws of another state. This may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state;

The Guarantee Association also does not provide coverage for:

▪	unallocated annuity contracts, that is, contracts which are not issued to and owned by an individual and which guarantee rights to group contract holders, not individuals;

▪	Employer or association plans to the extent the plan is self-funded or uninsured;

▪	Synthetic guaranteed interest contracts;

▪	any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;

▪	any policy of reinsurance unless an assumption certificate was issued;

▪	interest rate yields that exceed an average rate;

▪	any portion of a contract that provides dividends or experience rating credits.

LIMITS ON AMOUNT OF COVERAGE

The Act limits the Association to pay benefits as follows:

LIFE AND ANNUITY BENEFITS

▪	80% of what the life insurance company would owe under a life policy or annuity contract up to

▪	$100,000 in cash surrender values,

▪	$100,000 in present value of annuities, or

▪	$250,000 in life insurance death benefits.

▪	a maximum of $250,000 for any one insured life no matter how many policies and contracts there were with the same company, even if the policies provided different types of coverages.

HEALTH BENEFITS

▪	A maximum of $200,000 of the contractual obligations that the health insurance company would owe were it not insolvent. The maximum may increase or decrease annually based upon changes in health care cost component of the consumer price index.

PREMIUM SURCHARGE

Member insurers are required to recoup assessments paid to the Association by way of a surcharge on premiums charged for health insurance policies to which the Act applies.

HOME OFFICE ENDORSEMENT

INSURED: RONALD D SUGAR	POLICY NO: 1A2386764-0

THIS POLICY IS AMENDED IN ACCORDANCE WITH THE POLICY CHANGE REQUEST. THIS ENDORSEMENT IS PART OF THE POLICY AND SHOULD BE ATTACHED.

RIDER TYPE ADDED PROTECTION BENEFIT
AMOUNT OF INCREASE		$87,083.00
AMOUNT OF RIDER AFTER INCREASE		$2,011,949.00
EFFECTIVE DATE OF INCREASE	JUN 1, 2001
CEASE DATE OF INCREASE	JUN 1, 2043
PERSON COVERED	RONALD D SUGAR
AGE AT INCREASE	53
RISK CLASSIFICATION	MALE NONSMOKER
TOTAL COVERAGE		$2,493,166.00

[LOGO APPEARS HERE]

Pacific Life Insurance Company	▪ 700 Newport Center Drive	▪ Newport Beach, CA 92660

FLEXIBLE PREMIUM ADJUSTABLE

LIFE INSURANCE POLICY

▪	Flexible Premiums Payable to Age 95

▪	Adjustable Face Amount

▪	Participating

FORM: 92-45

STATEMENT DATE: DEC 13, 2000	POLICY NUMBER: 1A2386764-0

STATEMENT OF POLICY COST AND BENEFIT INFORMATION

FLEXIBLE PREMIUM ADJUSTABLE LIFE

PACIFIC LIFE INSURANCE COMPANY	MC INSURANCE SERVICES INC
P.O. BOX 6390	P W M INSURANCE
NEWPORT BEACH, CA 92658-6390	ENGINE CO BLDG #28
644 S FIGUEROA
LOS ANGELES CA 90017

THIS INFORMATION IS PROVIDED TO ASSIST YOU IN BETTER UNDERSTANDING YOUR POLICY. THE BASIC BENEFIT COVERAGE IS SHOWN BELOW. YOUR POLICY IS THE ENTIRE CONTRACT, WHICH FULLY DESCRIBES YOUR BENEFITS.

OWNER NAME: LITTON INDUSTRIES INC	AGE ON POLICY DATE: 52

INSURED NAME: RONALD D SUGAR	RISK CLASS: MALE NONSMOKER

FORM: 92-45

		GUARANTEED INTEREST AND MORTALITY CHARGES		NON-GUARANTEED CURRENT INTEREST AND MORTALITY CHARGES
POLICY YEAR	ANNUAL PREMIUM	DEATH BENEFIT	SURRENDER VALUE	DEATH BENEFIT	SURRENDER VALUE
1	$31,083.00	$2,406,083	$7,849	$2,406,083	$18,356
2	$31,083.00	$2,557,166	$11,329	$2,557,166	$36,074
3	$31,083.00	$2,714,249	$10,066	$2,714,249	$53,049
4	$31,083.00	$2,878,332	$3,287	$2,878,332	$69,160
5	$31,083.00	$0	$0	$3,048,415	$84,282
6	$31,083.00	$0	$0	$3,225,498	$105,258
7	$31,083.00	$0	$0	$3,409,581	$124,985
8	$31,083.00	$0	$0	$3,601,664	$142,806
9	$31,083.00	$0	$0	$3,800,747	$157,964
10	$31,083.00	$0	$0	$4,009,830	$176,031
11	$31,083.00	$0	$0	$4,226,913	$184,003
12	$31,083.00	$0	$0	$4,452,996	$185,722
13	$31,083.00	$0	$0	$4,690,080	$179,736
14	$0.00	$0	$0	$1,507,079	$176,649
15	$0.00	$0	$0	$1,507,079	$172,951
16	$0.00	$0	$0	$1,507,079	$168,870
17	$0.00	$0	$0	$1,507,079	$162,702
18	$0.00	$0	$0	$1,507,079	$153,938
19	$0.00	$0	$0	$529,079	$158,467
20	$0.00	$0	$0	$529,079	$189,703
AGE 65	$31,083.00	$0	$0	$4,690,080	$179,736

DIVIDENDS ARE BASED ON THE COMPANY’S CURRENT DIVIDEND SCALE AND ARE NOT GUARANTEED.

STATEMENT DATE: DEC 13, 2000	POLICY NUMBER: 1A2386764-0

STATEMENT OF POLICY COST AND BENEFIT INFORMATION

SUMMARY OF COVERAGE AND PREMIUMS

	LIFE INSURANCE COST INFORMATION
	GUARANTEED			CURRENT
COST INDEX	5 YEAR	10 YEAR	20 YEAR	5 YEAR	10 YEAR	20 YEAR
SURRENDER @ 5%		11.82	11.82		5.74	6.36
NET PAYMENT	11.82	11.82	11.82	11.49	10.05	8.30
EQUIVALENT LEVEL
ANNUAL DIVIDEND		0.00	0.00		0.00	0.00

AN EXPLANATION OF THE INTENDED USE OF THESE INDICES AND OF THE EQUIVALENT LEVEL ANNUAL DIVIDEND IS PROVIDED IN THE LIFE INSURANCE BUYER’S GUIDE.

**** IMPORTANT NOTICE ****

ACTUAL RESULTS WILL DIFFER FROM THE PROJECTIONS SHOWN ON THE PREVIOUS PAGE IF THERE IS A CHANGE IN THE INTEREST RATES, MORTALITY CHARGES OR THE TIMING AND AMOUNT OF YOUR PREMIUM PAYMENTS. THE NON-GUARANTEED AMOUNTS SHOWN ARE BASED ON OUR CURRENT UNLOANED INTEREST RATE OF 6.45%. WE MAY CHANGE THE CURRENT INTEREST RATE AT ANY TIME BUT MAY NOT CREDIT LESS THAN THE GUARANTEED ANNUAL RATE OF 4.00%. WE MAY CHANGE THE CURRENT MORTALITY CHARGES AT ANY TIME BUT MAY NOT CHARGE MORE THAN THE GUARANTEED CHARGES. FURTHER, THE TAX STATUS OF THIS CONTRACT SHOULD BE REVIEWED EACH YEAR. FOR FURTHER INFORMATION, CONTACT THE INSURANCE COMPANY OR YOUR AGENT SHOWN AT THE TOP OF PAGE 1.

*** THE PROJECTED VALUES ON THE PREVIOUS PAGE INCLUDE THE***

***            COSTS AND BENEFITS OF THE BASIC COVERAGE                      ***

***         AND ANY ADDITIONAL INSURANCE OR PREMIUM RIDERS.  ***

TYPE OF COVERAGE	BENEFIT AMOUNT
BASIC COVERAGE:
FLEXIBLE PREMIUM ADJUSTABLE LIFE	$481,217.00
CASH VALUE VERSION
ADDITIONAL INSURANCE RIDERS:
ADDED PROTECTION BENEFIT	1,924,866.00
OTHER RIDERS:

EXCHANGE OF INSURED RIDER